Exhibit 32.2

Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report of EyePoint Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the twelve months ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George O. Elston, Chief Financial Officer of the Company, certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2021

/s/ George O. Elston
Name:	George O. Elston
Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)